Exbibit 99.1

Joint Filer Information

Footnote (1) to Form 4: This Form 4 is being filed by more than one reporting person. Crestview Radio Investors, LLC directly beneficially owns 62,199,502 shares of Class A Common Stock (“Common Stock”) and 7,815,553 warrants. Each of Crestview Partners II, L.P., Crestview Partners II (TE), L.P., Crestview Partners II (FF), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P., Crestview Offshore Holdings II (892 Cayman), L.P. and Crestview Partners II GP, L.P. may be deemed to have beneficial ownership of the 62,199,502 shares of Common Stock and 7,815,553 warrants directly owned by Crestview Radio Investors, LLC. Crestview Partners II GP, L.P. is the general partner of Crestview Partners II, L.P., Crestview Partners II (FF), L.P., Crestview Partners II (TE), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P., each of which is a member of Crestview Radio Investors, LLC. Each reporting person disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein.

Footnote (2) to Form 4: This total does not include 40,486 restricted shares of Common Stock awarded by the Issuer to Jeffrey A. Marcus and 40,486 restricted shares of Common Stock awarded by the Issuer to Brian P. Cassidy which, in each case, will vest on May 14, 2016, the first anniversary of the date of grant. Messrs. Marcus and Cassidy are partners of Crestview Advisors, L.L.C., which provides investment advisory and management services to Crestview Radio Investors, LLC. In connection with the vesting of such shares, Messrs. Marcus and Cassidy will assign all of their respective rights, title and interest in such shares to Crestview Advisors, L.L.C. This total also does not include 86,148 shares of Common Stock held by Crestview Advisors, L.L.C. that were previously transferred by Messrs. Marcus and Cassidy in connection with the vesting of such shares. Each reporting person disclaims beneficial ownership of such securities.

Each of the following joint filers has designated Crestview Radio Investors, LLC as the “Designated Filer” for purposes of the attached Form 4:

1.	Crestview Partners II, L.P. c/o Crestview Partners II GP, L.P. 667 Madison Avenue, 10th Floor New York, NY 10065

2.	Crestview Partners II (TE), L.P. c/o Crestview Partners II GP, L.P. 667 Madison Avenue, 10th Floor New York, NY 10065

3.	Crestview Partners II (FF), L.P. c/o Crestview Partners II GP, L.P. 667 Madison Avenue, 10th Floor New York, NY 10065

4.	Crestview Offshore Holdings II (Cayman), L.P. c/o Crestview Partners II GP, L.P. 667 Madison Avenue, 10th Floor New York, NY 10065

5.	Crestview Offshore Holdings II (FF Cayman), L.P. c/o Crestview Partners II GP, L.P. 667 Madison Avenue, 10th Floor New York, NY 10065

6.	Crestview Offshore Holdings II (892 Cayman), L.P. c/o Crestview Partners II GP, L.P. 667 Madison Avenue, 10th Floor New York, NY 10065

7.	Crestview Partners II GP, L.P. 667 Madison Avenue, 10th Floor New York, NY 10065

Date of Event Requiring Statement: May 22, 2015

Issuer Name and Ticker or Trading Symbol: Cumulus Media Inc. [CMLS]

CRESTVIEW RADIO INVESTORS, LLC

By:	Crestview Partners II, L.P., its managing member

By:	Crestview Partners II GP, L.P., its general partner

By:	Crestview, L.L.C., its general partner

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: Senior Counsel and Chief Compliance Officer

CRESTVIEW PARTNERS II, L.P.

CRESTVIEW PARTNERS II (FF), L.P.

CRESTVIEW PARTNERS II (TE), L.P.

CRESTVIEW OFFSHORE HOLDINGS II (CAYMAN), L.P.

CRESTVIEW OFFSHORE HOLDINGS II (FF CAYMAN), L.P.

CRESTVIEW OFFSHORE HOLDINGS II (892 CAYMAN), L.P.

By:	Crestview Partners II GP, L.P., the general partner of each limited partnership above

By:	Crestview, L.L.C., its general partner

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: Senior Counsel and Chief Compliance Officer

CRESTVIEW PARTNERS II GP, L.P.

By:	Crestview, L.L.C., its general partner

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: Senior Counsel and Chief Compliance Officer

Date: May 27, 2015